EXHIBIT 15

April 29, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated April 29, 2011 on our review of interim financial information of Barnes Group Inc. for the three-month periods ended March 31, 2011 and March 31, 2010 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in its Registration Statement on Form S-8 (Nos. 002-56437, 333-27339, 333-88518, 333-133597, 333-140922, 333-150741, 333-154701 and 333-166975) and S-3 (No. 333-168438).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Hartford, Connecticut